                                                                    EXHIBIT 99.4

                                 READ THIS FIRST
                           [FORD MOTOR COMPANY LOGO]


                                                                    July 3, 2000

To Our Shareholders:

This package contains important Value Enhancement Plan documents that require your swift action. The Plan is a recapitalization of Ford Motor Company. Under the Plan, you MUST return all of your Ford Motor Company Common and Class B Stock Certificates to EquiServe to exchange them for new shares or cash and new shares in Ford Motor Company. If you do not respond by the deadline noted below, you will lose your right to choose what you will receive in exchange for your OLD Ford Common and Class B Stock. Furthermore, if you do not return your OLD Ford Common and Class B Stock certificates, you will not receive any proceeds from the Plan, you will not receive any dividends from the Company with a record date after the closing of the Recapitalization, and you will not be able to sell your OLD Ford Common or Class B Stock after the closing of the Recapitalization until such time as you surrender your shares for exchange.

The package contains:
- this Instruction and Information Booklet to answer your questions and help you complete your Election and Transmittal Form
-  a Proxy Statement/Prospectus describing the Recapitalization
-  an Election and Transmittal Form
- a Brown Kraft (Common Stock) and/or Green Striped (Class B Stock) Envelope for returning your Election and Transmittal Form and your stock certificates
-  a Proxy Card (if you were a shareholder of record on June 27, 2000)
-  a White Envelope for returning your Proxy Card (if you received a Proxy Card)
- a U.S. Internal Revenue Service Form W-8 (only included in packages sent outside the U.S.)
-  Instructions for completing the Substitute Form W-9

If any of these materials are missing, contact Georgeson Shareholder Communication, Inc. at once for replacements. Georgeson may be reached at 1-800-243-7812 (U.S. and Canada only) or 00-44-207-335-7281 (outside the U.S.
and Canada).

Review all of the enclosed materials carefully. Consult with your tax advisor to make sure you understand the tax consequences of your preferred election. If you have further questions, contact the information agent, Georgeson Shareholder Communications, Inc. Complete and return the forms and your stock certificates exactly as instructed.

TO PRESERVE YOUR RIGHT TO RECEIVE THE ELECTION YOU WANT, EQUISERVE MUST RECEIVE YOUR ELECTION AND TRANSMITTAL FORM AND STOCK CERTIFICATES BEFORE 8:30 A.M., EASTERN DAYLIGHT SAVINGS TIME, WEDNESDAY, AUGUST 2, 2000.

                                READ THIS FIRST

          INSTRUCTIONS FOR COMPLETING THE ELECTION AND TRANSMITTAL FORM

1. The number of certificated shares of Common Stock or Class B Stock held by you is printed at Item 1. If the number of shares represented by the certificates in your possession does not match this number, and it is due to lost or missing stock certificates, please see paragraph 6 below. If it is not due to lost or missing certificates, please call Georgeson Shareholder Communications, Inc. at 1-800-243-7812 (U.S. and Canada) or 00-44-207-335-7281 (outside the U.S. and Canada).

2. The number of shares you hold in book entry form at EquiServe is printed at
   Item 2 on the Election and Transmittal Form for Common Stock.

3. The total number of shares of Common Stock held by you is printed at Item 3 on the Election and Transmittal Form for Common Stock.

4. Your Taxpayer ID Number is printed at Item 4 (Item 2 on the Class B Stock Election and Transmittal Form).

5. If you want your new shares to be issued in another name, please mark the box at Item 5 (Item 3 on the Class B Stock Election and Transmittal Form) with an "X" and complete Box B on the reverse side of the Election and Transmittal Form. If you currently hold Class B Stock and you want your new Class B Stock issued in another name, you must also submit the required supporting documentation.

6. If you cannot locate all or any of your stock certificate(s), please mark the box at Item 6 (Item 4 on the Class B Stock Election and Transmittal Form) with an "X" and complete Box A on the front side of the Election and Transmittal Form, which is the Affidavit of Lost or Destroyed Certificate(s). You must include a check for the surety bond when returning your completed Affidavit to the Exchange Agent.

7. If your stock certificate(s) is not available at the time you send a completed Election and Transmittal Form to the Exchange Agent, you may instead provide a Notice of Guaranteed Delivery of your stock certificate(s). A Notice of Guaranteed Delivery must be made by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. If you choose to provide a Notice of Guaranteed Delivery, your stock certificates must be received by the Exchange Agent by 5:00 p.m. (eastern daylight savings time) on August 4, 2000. If your stock certificates are not received by this time, your election will be deemed invalid and you will be treated as if you made a $20 Cash Election.

8. If your new share statement(s) and/or check(s) are to be delivered to a person other than the registered holder or to a different address, please mark the box at Item 7 (Item 5 on the Class B Stock Election and Transmittal
   Form) with an "X" and complete Box C on the reverse side of the Election and Transmittal Form.

9. You must make an election by marking an "X" in the box which indicates the election you have chosen at Items 9 through 11 on the Election and Transmittal Form (Items 7 through 9 on the Class B Stock Election and Transmittal Form). If making a mixed or partial election, please mark the box at Item 8 (Item 6 on the Class B Stock Election and Transmittal Form) with an "X" and indicate the number of shares subject to each election in the space provided.

10.You must complete the Substitute Form W-9 in Box D on the reverse side of the Election and Transmittal Form. If your Taxpayer ID Number at Item 4 (Item 2 of the Class B Stock Election and Transmittal Form) is missing or incorrect, please provide the correct number in Box D. If you retain foreign status, complete and return the enclosed IRS Form W-8. Please see the enclosed Instructions for Substitute Form W-9.

11.Sign and date the Election and Transmittal Form and return it in the enclosed brown kraft envelope with the certificate(s) representing your Common Stock. For Class B Stock, use the green striped envelope. Please include a daytime and evening telephone number. If you have lost certificate(s), make sure you have completed and signed the Affidavit in Box A and enclose your check for the surety bond.

                              IMPORTANT INFORMATION
1. Please read the enclosed materials and Proxy Statement/Prospectus carefully before completing the Election and Transmittal Form.

2. You will receive, and must complete and return, a separate Election and Transmittal Form for each of your registered accounts. If you hold both Common Stock and Class B Stock, you must submit separate Election and Transmittal Forms for such stock.

3. If you cannot locate all or any of your stock certificate(s), refer to the Affidavit of Lost or Destroyed Certificates at Box A on the front of the Election and Transmittal Form, and the instructions in paragraph 6 above. If shares are held in book entry form at EquiServe, you need not obtain and submit stock certificates. If they are not already at EquiServe, you must obtain and submit stock certificates.

4. You must sign both the enclosed Election and Transmittal Form at the signature line on the front side, as well as the Substitute Form W-9 found at Box D on the reverse side of the Election and Transmittal Form.

5. The Election Deadline is August 2, 2000, 8:30 a.m., eastern daylight savings time.

6. In order for your election to be effective, EquiServe must receive the signed Election and Transmittal Form with your stock certificate(s) (or a Notice of Guaranteed Delivery of such stock certificate(s)) before the Election Deadline. The suggested method for mailing your certificate(s) (or Notice Guaranteed Delivery of such certificate(s)) is registered mail, return receipt requested using the enclosed envelope. For your protection, do not sign your certificate(s).

7. If you have misplaced the brown kraft return envelope for your shares of Common Stock (or the green striped envelope for your shares, if any, of Class B Stock), you may send the Election and Transmittal Form via registered, mail, return receipt requested with proper insurance, with your stock certificate(s) in a regular envelope to:

                                    EquiServe
                                    P.O. Box 832004
                                    Boston, MA02283-2004

8. Completing and returning the Election and Transmittal Form does not have the effect of casting a vote at the Special Meeting. To vote, you must return your proxy card in the enclosed white envelope or vote by telephone or on the Internet. Telephone and Internet voting instructions may be found on the proxy card.

9. The signatory of the Election and Transmittal Form represents and warrants that such signatory is, as of the date hereof, and will be, as of the effective time of the recapitalization (the "Effective Time"), the registered holder of the shares of Ford stock represented by the stock certificate(s) surrendered therewith and/or the shares, as outlined in the Affidavit of Lost or Destroyed Certificate(s) or Notice of Guaranteed Delivery, with good title to such shares and full power and authority (i) to sell, assign and transfer such shares free clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and (ii) to make the election indicated therein. The signatory of the Election and Transmittal Form will upon request execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of Ford stock. The signatory of the Election and Transmittal Form irrevocably appoints the Exchange Agent, as agent of such signatory, to effect the exchange pursuant to the Recapitalization Agreement and Plan of Merger between Ford Motor Company and its subsidiary, Ford Value Corporation, dated as of June 27, 2000 ("Recapitalization Agreement") and the instructions contained herein. All authority conferred or agreed to be conferred in the Election and Transmittal Form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signatory of the Election and Transmittal Form and shall not be affected by, and shall survive, the death or incapacity of such signatory.

10. Your election is subject to the terms, conditions and limitations set forth in the Recapitalization Agreement and described in the Proxy
    Statement/Prospectus.

11. Ford and the Exchange Agent have the discretion to determine whether an Election and Transmittal Form has been properly completed, signed and submitted or revoked, and to disregard or waive any flaws or defects in any Election and Transmittal Form, including failures to satisfy deadlines as to the receipt of any other required documentation, including stock certificates. The decision of Ford or the Exchange Agent in such matters shall be conclusive and binding, but Ford shall be under no obligation to do the foregoing.

12. IF A PROPERLY COMPLETED ELECTION AND TRANSMITTAL FORM, TOGETHER WITH YOUR STOCK CERTIFICATE(S), IS NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, OR IF YOU FAIL TO FOLLOW PROPERLY THE PROCEDURES FOR A NOTICE OF GUARANTEED DELIVERY, YOU WILL BE DEEMED TO HAVE MADE A $20 CASH ELECTION. THE ENCLOSED ELECTION AND TRANSMITTAL FORM MAY NOT BE USED AS A LETTER OF TRANSMITTAL FOR STOCKHOLDERS WHO DO NOT PROPERLY COMPLETE AND SUBMIT THE ELECTION AND TRANSMITTAL FORM PRIOR TO THE ELECTION DEADLINE. INSTEAD, AFTER THE EFFECTIVE TIME OF THE RECAPITALIZATION, A SEPARATE LETTER OF TRANSMITTAL WILL BE SENT TO HOLDERS WHO DID NOT RETURN THE ELECTION AND TRANSMITTAL FORM PRIOR TO THE ELECTION DEADLINE.

13. After the recapitalization, ownership of your new Common Stock will be issued in book entry form through the Direct Registration System (DRS). New Class B Stock will be issued in certificated form.

      QUESTIONS AND ANSWERS ABOUT FORD MOTOR COMPANY'S RECAPITALIZATION AND
               STOCKHOLDER ELECTIONS AND ABOUT BOOK ENTRY OWNERSHIP

1. HOW MANY SHARES OF COMMON STOCK DO I OWN?
   The total number of shares owned by you is printed at Item 3 on the enclosed Election and Transmittal Form for Common Stock.

2. WHAT DO I NEED TO DO WITH THE ELECTION AND TRANSMITTAL FORM?
   You must complete the enclosed Election and Transmittal Form and specify what you want to receive in the recapitalization. The different election alternatives are listed on the Election and Transmittal Form. The Election and Transmittal Form must be sent, together with your stock certificates, to the Exchange Agent at one of the addresses in Question 4 below.

3. HOW DO I FILL OUT THE ELECTION AND TRANSMITTAL FORM?
   If you want your new Common Stock to be issued in the same name as your existing Common Stock, sign the Election and Transmittal Form where it says "Signature of Owner." Sign your name exactly as it appears on your existing stock certificate(s). Joint accounts require the signatures of all owners on the Election and Transmittal Form. DO NOT SIGN YOUR STOCK CERTIFICATE(S).

   If you want your new Common Stock to be issued in another name, follow the preceding instructions. In addition, complete the special transfer of ownership section on the back of the Election and Transmittal Form (see Box B on the Election and Transmittal Form). If you want your Class B Stock issued in another name, you must also submit the required supporting documentation. Make sure that all of the current registered holders sign the Election and Transmittal Form. You must also obtain a "Medallion Signature Guarantee" from a financial institution such as a commercial bank, trust company, national bank, credit union or a brokerage firm that participates in a "Medallion Program." Please be aware that a Notary Public seal is not sufficient. If you are signing on behalf of another person, please enclose the appropriate legal documentation. For further assistance, you may call the Information Agent, Georgeson Shareholder Communications, Inc., at one of the following numbers: stockholders in the U.S. and Canada, please call 1-800-243-7812. Stockholders outside the U.S. and Canada, please call 00-44-207-335-7281. Banks, brokers and other financial institutions may call 1-212-440-9800 (collect).

4. HOW SHOULD I SEND MY STOCK CERTIFICATE(S) TO EQUISERVE?
   Please send your Common Stock certificate(s) and the signed Election and Transmittal Form in the enclosed BROWN KRAFT ENVELOPE before the Election Deadline. Send your Class B Stock certificates in the GREEN STRIPED ENVELOPE. Do not send any stock certificates in the enclosed WHITE ENVELOPE. The suggested method for mailing your certificate(s) is registered mail, return receipt requested. They must be received by the Exchange Agent before 8:30 a.m., eastern daylight savings time, on August 2, 2000.

   If you have misplaced the return envelope, you may send your stock certificate(s) and the signed Election and Transmittal Form in a regular envelope via registered mail, return receipt requested, with proper insurance, in one of the following ways:

       By Mail:                                         By Overnight Courier:
       EquiServe                                        EquiServe
       P.O. Box 832004                                  40 Campanelli Drive
       Boston, MA 02283-2004                            Braintree, MA 02184

                                                        Attn: Ford Motor Company
                           By Hand:
                           EquiServe
                           c/o Securities Transfer and Reporting Services Inc.
                           Attn: Corporate Actions
                           100 William Street, Galleria
                           New York, NY 10038


            DELIVERY OF THE ELECTION AND TRANSMITTAL FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
                         DELIVERY TO THE EXCHANGE AGENT.

5. WHAT IS DRS?
   DRS stands for "Direct Registration System" and is a book entry, statement-based method evidencing share ownership. Your shares of new Common Stock will be held for you in book entry form. You will receive a DRS statement from EquiServe that reflects the number of shares of new Common Stock registered in your name on EquiServe's records after the recapitalization is completed. No certificate(s) of new Common Stock will be issued to you unless you request one from EquiServe after the receipt of your DRS statement. New Class B Stock will be issued in certificated form.

6. WHY WILL THE NEW COMMON STOCK BE ISSUED IN BOOK ENTRY FORM, AND WHAT ARE THE BENEFITS TO ME?
   The transition to book entry ownership is similar to the move many banks made several years ago from passbook savings accounts to statement based accounts. Book entry ownership has been encouraged by both the Securities and Exchange Commission and the New York Stock Exchange.

   -Book entry eliminates the problems associated with paper documents, such as the need for and expense of safe storage and replacement of lost certificates.
   -Book entry allows for electronic transactions, such as ownership transfers, through the transfer agent or through your bank or broker.
   -Book entry eliminates the requirement for physical movement of new Common
    Stock certificates at time of sale and the accompanying potential for loss. -Book entry reduces the costs associated with the issuance and delivery of physical shares.

7. AS AN OWNER OF NEW COMMON STOCK WITHIN DRS, WILL I RECEIVE INFORMATION FROM FORD MOTOR COMPANY?
   As an owner of new Ford Motor Company Common Stock within DRS, your name and address are registered on EquiServe's records. EquiServe will promptly send you all of your dividend checks, proxy materials and other communications that it receives from Ford Motor Company.

8. WHAT SHOULD I DO IF I PREFER TO RECEIVE A NEW COMMON STOCK CERTIFICATE?
   After you receive your DRS statement, you may obtain a certificate for all or a portion of your new Common Stock by following the instructions on your DRS statement. No fractional shares, however, will be issued in certificated form; a requesting holder's fractional shares will be sold by the Exchange Agent and the proceeds remitted to such holder.

9. WHAT IF MY STOCK CERTIFICATE(S) IS NOT AVAILABLE AT THE TIME I SEND MY COMPLETED ELECTION AND TRANSMITTAL FORM TO THE EXCHANGE AGENT?
   If your stock certificate(s) are not available at the time you send a completed Election and Transmittal Form to the Exchange Agent, you may instead provide a Notice of Guaranteed Delivery of your stock certificate(s) as set forth in the Proxy Statement/Prospectus. A Notice of Guaranteed Delivery must be made on your behalf by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If you choose to provide a Notice of Guaranteed Delivery, your stock certificate(s) must be received by the Exchange Agent by 5:00 p.m. (eastern daylight savings time) on August 4, 2000. If your stock certificate(s) are not received by this time, your election will be deemed invalid and you will be treated as if you made a $20 Cash Election.

10.WHAT SHOULD I DO IF I LOST MY CERTIFICATE(S)?
   If you've lost one or more of your certificate(s), please complete the Affidavit of Lost or Destroyed Certificates at Box A on the front of Election and Transmittal Form, and enter the certificate number(s) of the lost certificate(s) (if known) and the number of shares represented by each lost certificate. All persons named on the certificate(s) must sign. A notary signature is required if the lost certificate(s) represent a total of 500 shares or more. If the total value of the shares represented by the lost certificate(s) is $100,000 or more, please call EquiServe at 1-800-279-1237 for additional instructions. Be sure to enclose your check for the amount of the surety bond required to replace your stock certificate(s).

11.WHAT SHOULD I DO IF I NEED ANOTHER ELECTION AND TRANSMITTAL FORM?
   You may call Georgeson Shareholder Communications and request another Election and Transmittal Form. Stockholders in the U.S. and Canada, please call 1-800-243-7812. Stockholders outside the U.S. and Canada, please call 00-44-207-335-7281. Banks, brokers and others financial institutions may call 1-212-440-9800 (collect).

12.WHAT DO I DO IF MY ADDRESS HAS CHANGED OR IF MY TAXPAYER ID NUMBER IS WRONG
   ON THE ELECTION AND TRANSMITTAL FORM?
   Please correct the information on the Election and Transmittal Form. The information will be updated in your new account. If your Taxpayer ID number is incorrect or missing, please write in the correct number on the Substitute Form W-9 in Box D on the reverse side of the Election and Transmittal Form. All stockholders must complete and sign Box D. If you retain foreign status, complete and return the enclosed IRS Form W-8. Please see the enclosed Instructions for Substitute Form W-9.

13.WHAT DO I DO IF I HOLD ANY OF MY SHARES WITH A BROKER OR CUSTODIAN BANK?
   Your broker or bank will handle the election and exchange of your shares. Please contact your broker or bank for verification.

14.WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS ABOUT THE
   RECAPITALIZATION ?
   For information about the recapitalization, as well as copies of the Proxy Statement/Prospectus and the Election and Transmittal Form, you may contact the Information Agent at:

                                    Georgeson Shareholder Communications, Inc.
                                    17 State Street
                                    New York, NY10004

   Stockholders in the U.S. and Canada, please call 1-800-243-7812. Stockholders outside the U.S. and Canada, please call 00-44-207-335-7281. Banks, brokers and others financial institutions may call 1-212-440-9800 (collect).

15.WHAT HAPPENS IF I DO NOT RETURN THE ELECTION AND TRANSMITTAL FORM?
   If your Election and Transmittal Form and other documents are not received by the Exchange Agent before the Election Deadline, you will be deemed to have made a $20 Cash Election; even if you prefer this election, however, failure to send in the Election and Transmittal Form and related documents could delay your actual receipt of the recapitalization consideration. Promptly following the closing of the recapitalization, the Exchange Agent will mail a letter of transmittal to any stockholder who did not return the Election and Transmittal Form before the Election Deadline and notify stockholders that they must submit their stock certificates in order to receive the recapitalization consideration.

16.WHAT HAPPEN IF I MAKE A MIXED ELECTION FOR MORE SHARES THAT I ACTUALLY OWN?
   A stockholder making a mixed election for more shares than such stockholder actually owns will be deemed to have made a $20 Cash Election for all of his or her shares.

17.CAN I REVOKE OR CHANGE MY ELECTION SET FORTH ON THE ELECTION AND TRANSMITTAL FORM?
   A stockholder may revoke his or her original election by submitting a written notice of revocation to the Exchange Agent before the Election Deadline. Additionally, a stockholder may change his or her original election and make a new election by submitting a written notice of revocation and by indicating on the written notice the new election that he or she wishes to make. Original signatures of stockholders are required to revoke or change the stockholder's choice of election. Facsimiles of stockholders' signatures are not acceptable.

   A stockholder that makes a valid revocation but fails to make a valid new election will be treated as if he or she made a $20 Cash Election.
   A stockholder that makes an invalid revocation, but makes a valid new elec-tion will be treated as if he or she did not make a revocation and his or her original election will apply. A stockholder that makes a valid revocation and a valid new election will be treated according to their new election.

18.WHAT HAPPENS IF I HOLD SHARES AS A NOMINEE, TRUSTEE OR OTHER REPRESENTATIVE?
   Holders of record of shares who hold such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more Election and Transmittal Forms covering the aggregate number of shares of stock held by such Representative for the beneficial owners for whom the Representative is making an election, provided that such Representative certifies that each Election and Transmittal Form covers all of the shares of stock held by such Representative for any single beneficial owner and only for such beneficial owner. Any Representative that makes an election may be required to provide the Exchange Agent with additional documents and certifications, in order to satisfy the Exchange Agent that such Representative holds such shares of stock for a particular beneficial owner.

19.WHEN WILL I RECEIVE MY CASH CONSIDERATION IN THE RECAPITALIZATION?
   Stockholders will receive a check for the cash consideration in the recapitalization as soon as practicable after completion of the recapitalization, provided that such stockholder's stock certificates are received by the Exchange Agent at one of the addresses set forth herein, together with such documents as the Exchange Agent may require before the Election Deadline.

20.WHAT IF I WANT TO SELL MY SHARES OR PURCHASE SHARES AFTER I HAVE SUBMITTED MY
   ELECTION AND TRANSMITTAL FORM?
   In the event that you wish to sell your shares of Common Stock that you have submitted with an Election and Transmittal Form, you must revoke it and have the certificates returned to you. The purchaser will then be entitled to submit a new Election and Transmittal Form. In the event that you purchase shares of Common Stock after having submitted an Election and Transmittal Form, you must obtain and submit a new Election and Transmittal Form concerning the newly acquired shares. If the newly acquired shares are held in book entry form at EquiServe, you need not obtain and submit stock certificates. If they are not already at EquiServe, you must obtain and submit stock certificates.

21.WHAT HAPPENS TO MY STOCK CERTIFICATE(S) IF THE RECAPITALIZATION IS
   TERMINATED?
   If the recapitalization is terminated, the Exchange Agent will promptly return your stock certificate(s). In addition, in the unlikely event that the recapitalization does not close promptly after the date of the Special Meeting, Ford reserves the right, in order to facilitate continued orderly trading during the interim period, to return to Ford stockholders the certificates representing shares as to which such stockholders have made $20 Cash Elections. In such event, Ford will provide further instructions regarding the time and manner for re-submission of stock certificates as to which $20 Cash Elections have been made.


22.WHAT HAPPENS IF STOCKHOLDERS ELECT TO RECEIVE MORE THAN $10 BILLION IN CASH
   IN THE RECAPITALIZATION?
   If stockholders elect to receive more than $10 billion in cash, stockholders making $20 Cash Elections (including those failing to make elections) will be subject to proration, and a portion of the consideration they requested in cash will instead be received in stock. The proration procedures are described under the caption "The Recapitalization" in the Proxy Statement/Prospectus. By signing the Election and Transmittal Form, the signatory acknowledges understanding this fact.